Exhibit 99.23(j)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 333-66528 on Form N-1A of our report dated December 29, 2005, relating to the financial statements and financial highlights of Old Westbury Funds, Inc., including Old Westbury Large Cap Equity Fund, Old Westbury Mid Cap Equity Fund, Old Westbury Global Small Cap Fund, Old Westbury International Fund, Old Westbury Fixed Income Fund, Old Westbury Municipal Bond Fund and Old Westbury Real Return Fund appearing in the Annual Report on Form N-CSR for the year ended October 31, 2005, which is incorporated by reference in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the heading “Financial Information” in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 26, 2007